SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2003

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Almaden Boulevard San Jose, California	95113-2211 (Zip Code)
(Address of principal executive offices)

(408) 975-3900

(Registrant’s telephone number, including area code)

Item 5:    Other Events and Item 9. Regulation FD Disclosure.

On August 11, 2003, Agile Software Corporation, a Delaware corporation (“Agile”) completed its acquisition (the “Acquisition”) of all of the issued and outstanding shares of capital stock of Eigner US Inc., a Delaware corporation (“Eigner”), pursuant to an Agreement and Plan of Reorganization dated August 4, 2003. The purchase price for the Acquisition consisted of 1,795,000 shares of Agile common stock and $2,850,000 in cash.

On August 12, 2003, Agile issued a press release announcing the completion of the acquisition of Eigner. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Press release dated August 12, 2003, issued by Agile Software Corporation, announcing the completion of the acquisition of Eigner US Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2003	AGILE SOFTWARE CORPORATION

	By:	/s/ RICHARD BROWNE
Richard Browne Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press release dated August 12, 2003, issued by Agile Software Corporation, announcing the completion of the acquisition of Eigner US Inc.